UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 21, 2014

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on October 21, 2014, the Board of Directors of Platinum Underwriters Holdings, Ltd. (the “Company”), upon the recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), approved an amendment to the Platinum Underwriters Holdings, Ltd. Amended and Restated Change in Control Severance Plan (“CIC Plan”) to (i) eliminate the tax gross-up payment that would have been payable to a participant in the CIC Plan if such participant’s benefits under the CIC Plan and any other benefits contingent upon a change in control of the Company (collectively, a participant’s “Change in Control Benefits”) exceeded a safe-harbor amount (the participant’s “Safe Harbor Cap”) determined under the “golden parachute” rules contained in Section 280G of the Internal Revenue Code (the “Code”) and subjected the participant to the excise tax on certain “excess parachute payments” under Section 4999 of the Code, and (ii) provide that the aggregate Change in Control Benefits payable to a participant will be reduced to the participant’s Safe Harbor Cap (unless the amount of the participant’s Change in Control Benefits, less any excise tax payable by the participant, is greater than the Safe Harbor Cap, in which case the participant’s Change in Control Benefits will not be reduced).

On October 21, 2014, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, also approved an amendment to the Platinum Underwriters Holdings, Ltd. 2010 Share Incentive Plan (“Share Incentive Plan”) to prohibit the Company from cancelling or exchanging any outstanding award under the Share Incentive Plan for payment of cash or other consideration unless the fair market value of a Company common share on the date of determination by the Compensation Committee to make such cancellation or exchange is greater than the per share exercise, base or purchase price of such award.

The foregoing descriptions of the amendments to the CIC Plan and the Share Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the amended and restated CIC Plan and the amended and restated Share Incentive Plan, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

At its meeting on October 21, 2014, the Board of Directors of the Company approved an amended Code of Business Conduct and Ethics (the “Code”), which applies to all officers, directors, employees, interns and consultants of the Company and its subsidiaries. The amendments to the Code clarify, update, reorganize or otherwise enhance the descriptions of the standards of conduct.

The foregoing description of the amended Code does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Code, a copy of which is filed herewith as Exhibit 14.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit 10.1	Platinum Underwriters Holdings, Ltd. Amended and Restated Change in Control Severance Plan
Exhibit 10.2	Platinum Underwriters Holdings, Ltd. Amended and Restated 2010 Share Incentive Plan
Exhibit 14.1	Platinum Underwriters Holdings, Ltd. Code of Business Conduct and Ethics

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

October 21, 2014	By:	/s/ Michael E. Lombardozzi

Name: Michael E. Lombardozzi
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Platinum Underwriters Holdings, Ltd. Amended and Restated Change in Control Severance Plan
10.2	Platinum Underwriters Holdings, Ltd. Amended and Restated 2010 Share Incentive Plan
14.1	Platinum Underwriters Holdings, Ltd. Code of Business Conduct and Ethics